UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2009

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Loan From Related Party

Chairman and Chief Executive Officer Robert Buntz, Jr.  has  loaned the Company $135,000 over the past 60 days to support the Company’s working capital needs and provide $50,000 of the $150,000 principal repaid on the promissory note with Lantern Advisers, LLC (see Convertible Promissory Note)    Terms of the loan from Mr.  Buntz fall under a $200,000 credit facility in effect until June 30, 2010.   The credit facility awards Mr. Buntz 1% monthly interest for his loan in addition to the right of conversion of all outstanding loan principal at a price of $0.11 per share.   In the event Mr. Buntz elects to convert a portion of the loan, the Company will have 30 days in which to repay outstanding principal and interest in order to avoid conversion.    Mr. Buntz receives no additional consideration for this loan.

Item 3.02 Unregistered Sale of Equity Securities.

Private Placement Transaction

Concurrent with the repayment on September 30, 2009 of the remaining $150,000 on the convertible referenced promissory note (see Convertible Promissory Note), Webdigs Chairman and Chief Executive Officer Robert Buntz, Jr.  purchased from the Company 909,091 shares of unregistered Webdigs common stock at a price of $0.11 per common share for total proceeds of $100,000.

Item 8.01 Other Events

Convertible Promissory Note

As of  September 30, 2009, Webdigs, Inc. has repaid all accrued interest and principal on the $250,000 convertible promissory note provided to Webdigs, Inc. by Lantern Advisers, LLC and signed on December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer and President